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Exhibit 23.1

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (no. 333-59856 and no. 333-04893) of our report dated February 28, 2002 which appears on page F-2 of Form 10-K for Wireless Telecom Group, Inc. for the year ended December 31, 2001.

                                                    /s/ LAZAR LEVINE & FELIX LLP

New York, New York
March 29, 2002